Exhibit 99.1

Powerfleet Reports Robust Q3 Recurring Revenue Growth With11% Year-Over-Year Increase in Services Revenue

Total revenue increased 7% year-over-year to a record $113.5 million from $106.4 million in Q3 FY25

Services revenue increased 11% to $91.1 million from $81.7 million in Q3FY25

Operating profit of $6.3 million, compared to an operating loss of $1.2 million in Q3 FY25

Net Loss improved to $3.4 million compared to $14.3 million in Q3 FY25

Adjusted EBITDA increased 26% to $25.7 million from $20.5 million in Q3 FY25

WOODCLIFF LAKE, NJ – February 9, 2026 – Powerfleet, Inc. (“Powerfleet” or the “Company”) (Nasdaq: AIOT) reported its financial results for the third quarter ended December 31, 2025.

MANAGEMENT COMMENTARY

“This was the first quarter in which year-over-year results reflect the total combined businesses, and Powerfleet delivered another quarter of solid execution across the organization,” said Steve Towe, Chief Executive Officer of Powerfleet. “Total revenue reached a company high of $113.5 million, driven by strong recurring revenue growth reflecting an 11% year-over-year increase in high value services which now represents 80% of total revenue.”

“In Q3 we were awarded a major South Africa public sector contract to deliver meaningful AI video and visibility recurring services to fleets collectively operating more than 100,000 total assets - a landmark proof point of Unity’s ability to secure large scale wins across mission-critical operations. As a result of this we are maintaining investments in operating expenses to satisfy an expected material increase in future demand,” added Towe.

“Operationally, we are continuing to see the benefits of disciplined execution and robust cost synergy realization. Adjusted EBITDA increased 26% year-over-year to $25.7 million; operating income improved to $6.3 million, and adjusted EBITDA margins expanded to 23% from 19% in the prior year period,” concluded Towe.

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THIRD QUARTER FY2026 FINANCIAL METRICS:

Third Quarter Fiscal 2026 Key GAAP Measures.

●	Total revenue reached $113.5 million, an increase of 7% year-over-year, driven by expanding adoption of Powerfleet’s AIoT platform. Q3 FY25 revenue of $106.4 million included $2.0 million of unbundled product revenue from the legacy Fleet Complete business, which ceased to be accelerated effective April 1, 2025.

●	Gross profit increased 7% year-over-year to $62.7 million, with gross margin remaining consistent at 55%, compared to $58.8 million and a 55% margin in Q3 FY25.

●	Income from operations was $6.3 million compared to an operating loss of $1.2 million in the prior year.

●	Net loss attributable to common stockholders was $3.4 million, or $0.03 per share, compared to a net loss of $14.3 million, or $0.11 per share, in the prior year.

●	Net loss margin improved to 3% from 13% in the prior year.

Third Quarter Fiscal 2026 Key Non-GAAP Measures.

●	Adjusted EBITDA increased 26% year-over-year to $25.7 million from $20.5 million[1] reflecting organic revenue growth, strong operating leverage, and disciplined cost management.

●	Adjusted EBITDA margin increased to 23% from 19% in the prior year, driven by the realization of cost synergies and underlying operating leverage.

●	Adjusted net income per share was $0.02, up from $0.01 in the prior-year quarter, excluding restructuring, integration-related costs, and amortization of intangible assets.

●	Adjusted net debt to adjusted EBITDA[2] improved to 2.7x, compared to 3.4x at fiscal year-end 2025. Quarter-end total debt, cash and net debt were $277.5 million, $35.9 million and $241.6 million, respectively.

1 Prior-year Adjusted EBITDA recast to reflect methodology refinement disclosed in Q2 FY26. See “Use of Non-GAAP Financial Measures” for details.

2 Adjusted net debt to adjusted EBITDA is a non-GAAP financial measure which the Company defines as total debt, less cash, and divided by trailing twelve month adjusted EBITDA, as defined herein. See “Annex A: Non-GAAP Financial Measures” for details

2

FULL-YEAR 2026 FINANCIAL OUTLOOK

The Company is updating its full-year guidance to reflect recent performance and planned investments.

Revenue guidance has been tightened, with full-year revenue now expected to be in the range of $440 million to $445 million, compared to prior guidance of $435 million to $445 million.

The Company now expects adjusted EBITDA growth of approximately 45% year-over-year, compared to prior guidance of 45% to 55%, reflecting retained investments in operating expenses required to support the anticipated revenue ramp from the more than 100,000 subscriber South Africa public sector opportunity beginning in the second half of fiscal year 2027.

Adjusted net debt to adjusted EBITDA leverage ratio is expected to improve by approximately one full turn, from 3.4x as of March 31, 2025, to approximately 2.4x by March 31, 2026, compared to prior guidance of an improvement to approximately 2.25x.

Powerfleet provides guidance for adjusted EBITDA and adjusted net debt to adjusted EBITDA leverage ratio, which are non-GAAP financial measures. Powerfleet does not provide guidance for the most directly comparable GAAP financial measures or a reconciliation of each of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure because it is unable to predict, without unreasonable effort, the timing or amount of certain items that are included in the applicable GAAP financial measure but excluded from adjusted EBITDA and/or adjusted net debt to adjusted EBITDA leverage ratio. These items may include, among others, stock-based compensation, acquisition-related expenses, fair-value adjustments, restructuring charges and other non-recurring items. The variability of these items could have a significant impact on Powerfleet’s future GAAP financial results, and therefore, Powerfleet is unable to provide a reconciliation at this time.

INVESTOR CONFERENCE CALL AND BUSINESS UPDATE

Powerfleet management will hold a conference call on Monday, February 9, 2026, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss results for the third quarter fiscal 2026 ended December 31, 2025, and provide a business update.

Date: Monday, February 9, 2026

Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 935500

The conference call will be broadcast simultaneously and available for replay here. Additionally, both the webcast and accompanying slide presentation will be available via the investor section of Powerfleet’s website at ir.powerfleet.com.

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USE OF NON-GAAP FINANCIAL MEASURES

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP measures of adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA gross margin, adjusted net income per share, adjusted EBITDA leverage ratio, net debt and adjusted net debt. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses and fluctuations in currency rates that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to total revenues, net income, net income margin, gross margin, net income per share or total debt as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of all non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures is provided in Annex A titled “Non-GAAP Financial Measures,” including a description of these non-GAAP financial measures and the reasons why management uses these measures.

ABOUT POWERFLEET

Powerfleet (Nasdaq: AIOT; JSE: PWR) is a global leader in the artificial intelligence of things (AIoT) software-as-a-service (SaaS) mobile asset industry. With more than 30 years of experience, Powerfleet unifies business operations through the ingestion, harmonization, and integration of data, irrespective of source, and delivers actionable insights to help companies save lives, time, and money. Powerfleet’s ethos transcends our data ecosystem and commitment to innovation; our people-centric approach empowers our customers to realize impactful and sustained business improvement. The company is headquartered in New Jersey, United States, with offices around the globe. Explore more at www.powerfleet.com. Powerfleet has a primary listing on The Nasdaq Global Market and a secondary listing on the Main Board of the Johannesburg Stock Exchange (JSE).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, our expectations with respect to our beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the business combination with MiX Telematics and the acquisition of Fleet Complete. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside our control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the possibility that the anticipated cost savings, synergies and operational benefits from the business combination with MiX Telematics and the acquisition of Fleet Complete may not be fully realized or may take longer than expected, and that the combined business may not perform as expected; (ii) global economic conditions as well as exposure to foreign exchange, political, trade and geographic risks, including tariffs and the conflict in the Middle East; (iii) disruptions or limitations in our supply chain, particularly with respect to key components; (iv) operational risks, including the successful implementation of internal business and information technology (IT) systems; (v) technological changes or product developments that may be more complex, costly, or less effective than expected; (vi) cybersecurity risks and our ability to protect our IT systems from breaches; (vii) competitive pressures from a broad range of local, regional, national and other providers of wireless solutions; (viii) our ability to effectively navigate the international political, economic and geographic landscape; (ix) risks related to the protection and enforcement of our intellectual property rights; (x) changes in applicable laws and regulations or changes in generally accepted accounting policies, rules and practices; and (xi) such other factors as are set forth in the periodic reports filed by us with the Securities and Exchange Commission (SEC), including but not limited to those described under the heading “Risk Factors” in our annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, we assume no obligation, nor do we intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Powerfleet Investor Contacts

Carolyn Capaccio and Jody Burfening

Alliance Advisors IR

AIOTIRTeam@allianceadvisors.com

Powerfleet Media Contact

Jonathan Bates

jonathan.bates@powerfleet.com

+44 121 717-5360

5

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2025	2024	2025
Revenues:
Products	$24,687	$22,402	$63,718	$62,429
Services	81,742	91,085	195,159	266,858
Total revenues	106,429	113,487	258,877	329,287

Cost of revenues:
Cost of products	17,129	15,312	43,809	43,858
Cost of services	30,517	35,487	75,294	103,671
Total cost of revenues	47,646	50,799	119,103	147,529

Gross profit	58,783	62,688	139,774	181,758

Operating expenses:
Selling, general and administrative expenses	55,405	51,770	147,522	159,584
Research and development expenses	4,621	4,572	11,157	13,623
Total operating expenses	60,026	56,342	158,679	173,207

(Loss) profit from operations	(1,243)	6,346	(18,905)	8,551

Interest income	359	111	831	569
Interest expense, net	(7,942)	(6,844)	(14,675)	(20,607)
Other (expense) income, net	(2,011)	14	(961)	(1,775)

Net loss before income taxes	(10,837)	(373)	(33,710)	(13,262)

Income tax expense	(3,513)	(2,991)	(4,821)	(4,624)

Net loss before non-controlling interest	(14,350)	(3,364)	(38,531)	(17,886)
Non-controlling interest	1	—	(17)	—

Net loss	(14,349)	(3,364)	(38,548)	(17,886)

Preferred stock dividend	—	—	(25)	—

Net loss attributable to common stockholders	$(14,349)	$(3,364)	$(38,573)	$(17,886)

Net loss per share attributable to common stockholders - basic and diluted	$(0.11)	$(0.03)	$(0.33)	$(0.13)

Weighted average common shares outstanding - basic and diluted	132,189	133,876	115,650	133,632

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POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2025	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$44,392	$31,215
Restricted cash	4,396	4,635
Accounts receivables, net	78,623	92,223
Inventory, net	18,350	22,064
Prepaid expenses and other current assets	23,319	24,941
Total current assets	169,080	175,078
Fixed assets, net	58,011	63,018
Goodwill	383,146	413,344
Intangible assets, net	258,582	264,281
Right-of-use asset	12,339	11,521
Severance payable fund	3,796	4,322
Deferred tax asset	3,934	4,999
Other assets	21,183	22,896
Total assets	$910,071	$959,459

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$41,632	$46,288
Accounts payable	41,599	48,432
Accrued expenses and other current liabilities	45,327	44,914
Deferred revenue - current	17,375	16,217
Lease liability - current	5,076	4,172
Total current liabilities	151,009	160,023
Long-term debt - less current maturities	232,160	231,164
Deferred revenue - less current portion	5,197	6,964
Lease liability - less current portion	8,191	8,343
Accrued severance payable	6,039	5,303
Deferred tax liability	57,712	59,455
Other long-term liabilities	3,021	3,028
Total liabilities	463,329	474,280

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	1,343	1,343
Additional paid-in capital	671,400	677,377
Accumulated deficit	(205,783)	(223,669)
Accumulated other comprehensive (loss) income	(8,850)	41,496
Treasury stock	(11,518)	(11,518)

Total stockholders’ equity	446,592	485,029
Non-controlling interest	150	150
Total equity	446,742	485,179

Total liabilities and stockholders’ equity	$910,071	$959,459

7

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2024	2025
Cash flows from operating activities
Net loss	$(38,548)	$(17,886)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	17	—
Inventory reserve	1,571	1,797
Stock-based compensation expense	8,438	5,938
Depreciation and amortization	33,042	47,691
Right-of-use assets, non-cash lease expense	4,284	2,891
Derivative mark-to-market adjustment	(475)	(2,054)
Bad debts expense	7,229	6,498
Deferred income taxes	676	(3,733)
Shares issued for transaction bonuses	889	—
Lease termination and modification losses	232	(29)
Other non-cash items	727	476
Changes in operating assets and liabilities:
Accounts receivables	(15,245)	(15,715)
Inventories	2,623	(5,173)
Prepaid expenses and other current assets	2,062	(1,088)
Deferred costs	(5,124)	(6,573)
Deferred revenue	1,031	581
Accounts payable, accrued expenses and other current liabilities	(15,655)	11,016
Lease liabilities	(4,098)	(2,924)
Accrued severance payable, net	(562)	(1,262)

Net cash (used in) provided by operating activities	(16,886)	20,451

Cash flows from investing activities:
Acquisition, net of cash assumed	(137,112)	(191)
Proceeds from sale of fixed assets	256	57
Capitalized software development costs	(7,310)	(14,099)
Capital expenditures	(16,607)	(17,717)
Repayment of loan advanced to external parties	294	—

Net cash used in investing activities	(160,479)	(31,950)

Cash flows from financing activities:
Repayment of long-term debt	(2,140)	(4,143)
Short-term bank debt, net	11,887	2,109
Purchase of treasury stock upon vesting of restricted stock	(2,836)	—
Payment of preferred stock dividend and redemption of preferred stock	(90,298)	—
Proceeds from private placement, net	66,459	—
Proceeds from long-term debt	125,000	—
Payment of long-term debt costs	(1,410)	—
Proceeds from exercise of stock options, net	912	39
Cash paid on dividends to affiliates	(6)	—

Net cash provided by (used in) financing activities	107,568	(1,995)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,222)	556
Net decrease in cash and cash equivalents, and restricted cash	(71,019)	(12,938)
Cash and cash equivalents, and restricted cash at beginning of the period	109,664	48,788

Cash and cash equivalents, and restricted cash at end of the period	$38,645	$35,850

Reconciliation of cash, cash equivalents, and restricted cash, beginning of the period
Cash and cash equivalents	24,354	44,392
Restricted cash	85,310	4,396
Cash, cash equivalents, and restricted cash, beginning of the period	$109,664	$48,788

Reconciliation of cash, cash equivalents, and restricted cash, end of the period
Cash and cash equivalents	33,634	31,215
Restricted cash	5,011	4,635
Cash, cash equivalents, and restricted cash, end of the period	$38,645	$35,850

Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	$1,052	$3,254
Interest	$11,517	$18,300

Noncash investing and financing activities:
Common stock issued for transaction bonus	$9	$—
Shares issued in connection with MiX Combination	$362,005	$—
Shares issued in connection with Fleet Complete acquisition	$21,343	$—

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Annex A: Non-GAAP Financial Measures

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio, are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business.

Organic revenue growth represents the year-over-year percentage change in revenue, excluding the impact of acquisitions. We believe organic revenue growth provides insight into the underlying performance of the Company’s existing operations by removing the effects of changes in the scope of consolidation. Adjusted EBITDA is equal to net loss attributable to common stockholders, excluding non-controlling interest, preferred stock dividend, interest expense (net), other income (net), income tax expense, depreciation and amortization, stock-based compensation, foreign currency losses, restructuring-related expenses, derivative mark-to-market adjustment, acquisition-related expenses and integration-related expenses. Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, we refined our definition of adjusted EBITDA by removing recognition of pre-October 1, 2024 contract assets (Fleet Complete). Comparative information has been adjusted to conform with the updated presentation. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, stock-based compensation and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. Adjusted net income is equal to net loss excluding incremental intangible assets amortization expense as a result of business combinations, stock-based compensation (non-recurring/accelerated cost), foreign currency losses, restructuring-related expenses, derivative mark-to-market adjustment, acquisition-related expenses, integration-related expenses and inventory rationalization and other, net of tax. We define adjusted net income per share as adjusted net income divided by the weighted average number of shares outstanding during the period. We believe adjusted net income provides additional means of evaluating period-over-period operating performance by eliminating certain non-cash expenses and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. We define adjusted EBITDA gross profit as gross profit excluding inventory rationalization and other and depreciation and amortization, and adjusted EBITDA gross profit margin as adjusted EBITDA gross profit as a percentage of revenues. Our adjusted EBITDA gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. We define non-GAAP selling, general and administrative expense ratios as selling, general and administrative expenses adjusted for restructuring-related expenses, acquisition-related expenses, integration-related expenses, depreciation and amortization, and stock-based compensation, and expressed as a percentage of total revenues. We define adjusted operating expenses as total operating expenses adjusted for acquisition-related expenses, integration-related costs, stock-based compensation (non-recurring/accelerated cost) and restructuring-related expenses. We present non-GAAP selling, general and administrative expense ratios and adjusted operating expenses to provide a clearer view of our operating cost structure by excluding items that are not directly tied to ongoing business operations. We define adjusted net debt as total debt less cash and cash equivalents, resulting in net debt less unsettled transaction costs. Adjusted net debt to adjusted EBITDA ratio is calculated as adjusted net debt divided by adjusted EBITDA for the trailing 12-month period. We present adjusted net debt and adjusted net debt to adjusted EBITDA ratio to help investors and others better understand our true leverage position and financial flexibility. Unsettled transaction costs – often related to acquisitions, integrations, or financing activities – can temporarily inflate net debt figures and obscure comparability across periods.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with U.S. GAAP. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted net income per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio, may not be comparable to similarly titled measures presented by other companies.

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A reconciliation of net loss attributable to common stockholders (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024 (1)	2025 (1)	2024 (1)	2025 (1)
Net loss attributable to common stockholders	$(14,349)	$(3,364)	$(38,573)	$(17,886)
Non-controlling interest	(1)	—	17	—
Preferred stock dividend	—	—	25	—
Interest expense, net	7,583	6,733	13,844	20,038
Other income, net	—	(146)	—	(175)
Income tax expense	3,513	2,991	4,821	4,624
Depreciation and amortization	13,643	15,867	33,042	47,691
Stock-based compensation	1,138	1,491	8,438	5,938
Foreign currency losses	543	1,059	1,288	3,782
Restructuring-related expenses	841	763	3,108	4,342
Derivative mark-to-market adjustment	1,722	(1,268)	(475)	(2,054)
Acquisition-related expenses	5,301	289	20,872	1,476
Integration-related expenses	520	1,276	2,259	2,829
Adjusted EBITDA	$20,454	$25,691	$48,666	$70,605
Net loss margin	(13.5)%	(3.0)%	(14.9)%	(5.4)%
Adjusted EBITDA margin	19.2%	22.6%	18.8%	21.4%

Other cash items:
Recognition of pre-October 1, 2024 contract assets (Fleet Complete)	$2,041	$1,177	$2,041	$4,026

(1) Following the closing of our acquisition of Fleet Complete, we included an EBITDA adjustment related to the recognition of pre-October 1, 2024, contract assets. This adjustment represented recoveries, through customer billings, of the contract asset recognized at acquisition for hardware delivered by Fleet Complete prior to October 1, 2024. This adjustment was intended to give investors a clearer view of underlying operating performance and cash generation. The goal was to better align adjusted EBITDA with operating cash flows.

Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, we have stopped including this adjustment in our presentation of adjusted EBITDA.

For the three and nine months ended December 31, 2024 and 2025, we reported adjusted EBITDA of $20.5 million and $48.7 million, and $25.7 million and $70.6 million, respectively. During the same periods, we also invoiced recoveries of $2.0 million and $2.0 million, and $1.2 million and $4.0 million, respectively, which are included in cash flows from operating activities in the condensed consolidated statement of cash flows.

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The following table (in thousands, except per share data, and unaudited) reconciles net loss to adjusted net income for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2025	2024	2025
Net loss	$(14,349)	$(3,364)	$(38,548)	$(17,886)
Incremental intangible assets amortization expense as a result of business combinations	5,393	5,684	9,551	17,321
Stock-based compensation (non-recurring/accelerated cost)	—	—	4,693	—
Foreign currency losses	543	1,059	1,288	3,782
Restructuring-related expenses	841	763	3,108	4,342
Derivative mark-to-market adjustment	1,722	(1,268)	(475)	(2,054)
Acquisition-related expenses	5,301	289	20,872	1,476
Integration-related expenses	520	1,276	2,259	2,829
Inventory rationalization and other	—	—	—	415
Income tax effect of adjustments	1,601	(1,835)	(379)	(4,600)
Adjusted net income	$1,572	$2,604	$2,369	$5,625

Weighted average shares outstanding	132,189	133,876	115,650	133,632

Net loss per share - basic	$(0.11)	$(0.03)	$(0.33)	$(0.13)
Adjusted net income per share - basic	$0.01	$0.02	$0.02	$0.04

The following table (in thousands and unaudited) reconciles gross profit margins to adjusted EBITDA gross profit margins for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2025	2024	2025
Products:
Product revenues	$24,687	$22,402	$63,718	$62,429
Cost of products	17,129	15,312	43,809	43,858
Products gross profit	$7,558	$7,090	$19,909	$18,571

Inventory rationalization and other	$6	$—	$740	$—

Adjusted EBITDA products gross profit	$7,564	$7,090	$20,649	$18,571

Products gross profit margin	30.6%	31.6%	31.2%	29.7%
Adjusted EBITDA products gross profit margin	30.6%	31.6%	32.4%	29.7%

Services:
Services revenues	81,742	91,085	$195,159	$266,858
Cost of services	30,517	35,487	75,294	103,671
Services gross profit	$51,225	$55,598	$119,865	$163,187

Depreciation and amortization	$12,278	$13,739	$26,211	$40,542

Adjusted EBITDA services gross profit	$63,503	$69,337	$146,076	$203,729

Services gross profit margin	62.7%	61.0%	61.4%	61.2%
Adjusted EBITDA services gross profit margin	77.7%	76.1%	74.8%	76.3%

Total:
Total revenues	$106,429	$113,487	$258,877	$329,287
Total cost of revenues	47,646	50,799	119,103	147,529
Total gross profit	$58,783	$62,688	$139,774	$181,758

Inventory rationalization and other	$6	$—	$740	$—
Depreciation and amortization	$12,278	$13,739	$26,211	$40,542

Adjusted EBITDA gross profit	$71,067	$76,427	$166,725	$222,300

Gross profit margin	55.2%	55.2%	54.0%	55.2%
Adjusted EBITDA gross profit margin	66.8%	67.3%	64.4%	67.5%

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The following table (in thousands and unaudited) reconciles selling, general and administrative (“SG&A”) expenses to non-GAAP SG&A expenses for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2025	2024	2025
Total revenues	$106,429	$113,487	$258,877	$329,287

Selling, general and administrative expenses
Selling, general and administrative expenses	55,405	51,770	147,522	159,584
Restructuring-related expenses	(835)	(763)	(2,368)	(4,342)
Acquisition-related expenses	(5,301)	(289)	(20,872)	(1,476)
Integration-related costs	(520)	(1,276)	(2,259)	(2,829)
Depreciation and amortization	(2,363)	(2,128)	(5,578)	(7,149)
Stock-based compensation	(1,138)	(1,491)	(8,438)	(5,938)
Non-GAAP selling, general and administrative expenses	45,248	45,823	108,007	137,850

Non-GAAP sales and marketing expenses	16,922	19,606	35,524	57,285
Non-GAAP general and administrative expenses	28,326	26,217	72,483	80,565
Non-GAAP selling, general and administrative expenses	$45,248	$45,823	$108,007	$137,850

Non-GAAP sales and marketing expenses as a percentage of total revenue	15.9%	17.3%	13.7%	17.4%
Non-GAAP general and administrative expenses as a percentage of total revenue	26.6%	23.1%	28.0%	24.5%

Research and development expenses
Research and development incurred	$8,526	$9,122	$19,799	$26,615
Research and development capitalized	(3,905)	(4,550)	(8,642)	(12,992)
Research and development expenses	$4,621	$4,572	$11,157	$13,623

Research and development incurred as a percentage of total revenues	8.0%	8.0%	7.6%	8.1%
Research and development expenses as a percentage of total revenues	4.3%	4.0%	4.3%	4.1%

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The following table (in thousands and unaudited) reconciles total operating expenses to adjusted operating expenses for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2025	2024	2025
Total operating expenses	$60,026	$56,342	$158,679	$173,207
Adjusted for:
Acquisition-related expenses	5,301	289	20,872	1,476
Integration-related costs	520	1,276	2,259	2,829
Stock-based compensation (non-recurring/accelerated cost)	—	—	4,693	—
Restructuring-related expenses	841	763	3,108	4,342
	6,662	2,328	30,932	8,647

Adjusted operating expenses	$53,364	$54,014	$127,747	$164,560

The following table (in thousands and unaudited) reconciles total debt to adjusted net debt for the periods shown:

	March 31, 2025	December 31, 2025
Total debt	$273,792	$277,452
Less: Cash and cash equivalents	(48,788)	(35,850)
Net debt	225,004	241,602
Unsettled transaction costs	3,551	—
Adjusted net debt	$228,555	$241,602

12-month trailing adjusted EBITDA	$67,322	$89,261
Adjusted net debt to adjusted EBITDA ratio	3.4	2.7

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